Exhibit 10.1

CONTRATO DE CESIÓN DE DERECHOS (“CONVENIO” O “CONTRATO) QUE CELEBRAN, POR UNA PARTE, MINERA DE CORDILLERAS, S. DE R.L. DE C.V., REPRESENTADA EN ESTE ACTO POR EL SEÑOR MIGUEL GARCÍA FERNANDEZ, (EN ADELANTE IDENTIFICADA COMO “LA CEDENTE”); Y, POR UNA SEGUNDA PARTE, MINERA ADULARIA EXPLORACIÓN, S. DE R.L. DE C.V. (EN ADELANTE LA “CESIONARIA”), REPRESENTADA EN ESTE ACTO POR EL SEÑOR ALBERTO MAURICIO VÁZQUEZ SÁNCHEZ, AL TENOR DE LAS SIGUIENTES DECLARACIONES Y CLÁUSULAS.

D E C L A R A C I O N E S

I.             Declara la CEDENTE, por conducto de su representante:

1.            Que es una sociedad minera constituida conforme a las leyes de los Estados Unidos Mexicanos, según consta en la escritura pública 42,114 de fecha  9 de noviembre de 1994, otorgada ante el licenciado Javier del Valle Palazuelos, titular de la Notaría Pública número 61 del Distrito Federal, inscrita en el Registro Público de Comercio de su domicilio social con el folio mercantil electrónico número 344264; igualmente inscrita en el Registro Federal de Contribuyentes la clave MCO-941109-LQ2 y que, de acuerdo con su objeto social, está capacitada para ser titular de concesiones mineras y para celebrar cualquier clase de contratos que tengan por objeto derechos derivados de dichas concesiones y, por tales razones, se encuentra autorizada para celebrar este Contrato y obligarse en los términos y condiciones establecidos en este documento.

2.            Que el representante de la CEDENTE tiene facultades suficientes para actuar en nombre y representación de la misma, obligándola bajo los términos y condiciones de este Contrato, según consta en la escritura pública número 19,481 del 31 de agosto de 2018, otorgada ante el licenciado Guillermo Aaron Vigil Chapa, titular de la Notaría Pública 247 de la Ciudad de México; facultades que a la firma de este Contrato, no le han sido revocadas, limitadas o modificadas en forma alguna.

CONTRACT OF ASSIGNMENT OF RIGHTS (“AGREEMENT” OR “CONTRACT”) ENTERED INTO BY AND BETWEEN, AS FIRST PARTY MINERA DE CORDILLERAS, S. DE R.L. DE C.V., REPRESENTED IN THIS ACT BY MR. MIGUEL GARCÍA FERNANDEZ, (HEREINAFTER IDENTIFIED AS THE “ASSIGNOR”); AND AS THE SECOND PARTY, MINERA ADULARIA EXPLORACIÓN, S. DE R.L. DE C.V. (HEREINAFTER IDENTIFIED AS THE “ASSIGNEE”), HEREBY REPRESENTED BY MR. ALBERTO MAURICIO VAZQUEZ SÁNCHEZ, IN ACCORDANCE WITH THE FOLLOWING REPRESENTATIONS AND CLAUSES.

R E P R E S E N T A T I O N S

I.             The ASSIGNOR, represents through its representative:

1.            That it is a Mexican mining company incorporated in accordance with the laws of the Mexican United States, as evidenced in pubic instrument 42,114 dated November 9, 1994, granted before Mr. Javier del Valle Palazuelos, Notary 25 for Mexico City, registered with the Public Registry of Commerce of its corporate domicile under Commercial Folio number 344264, likewise recorded with the Federal Taxpayers’ Registry under number MCO-941109-LQ2; and that according with the company’s by-laws, it has legal capacity to hold mining concessions and to enter into any agreement thereto, therefore it has the legal capacity to enter into this Contract and be bound by the terms and conditions established herein.

2.            That its legal representative has enough authority to act for and on behalf, and to bind the ASSIGNOR in terms of this Contract, as evidenced in public instrument number 19,481, dated August 31, 2018 granted before Mr. Guillermo Aarón Vigil Chapa, Notary Public 247 for Mexico City, which authority, as of the date of execution of this document has not been revoked nor modified in any manner whatsoever.

3.            That it is the holder of the rights

3.            Que es única titular de los derechos derivados de la concesión minera que ampara al lote: “CELAYA -01”, título 232724; “SANTIAGO DE COMPOSTELA”, título 219174; y, “AMPLIACIÓN SANTIAGO DE COMPOSTELA”, título 214657; cuyos datos de identificación son los siguientes:

a)                                     “CELAYA -01”, concesión minera, título 232724, expedido el 15 de octubre de 2008, ubicada en los Municipios de Comonfort, Celaya y Santa Cruz de Juventino Rosas, Estado de Guanajuato, con una superficie de 5,566.7387 hectáreas, inscrita bajo el número 224, a fojas  112, volumen 372 del Libro General de Concesiones Mineras del Registro Público de Minería;

b)                                     “SANTIAGO DE COMPOSTELA” concesión  minera con título 219174, expedida el 14 de febrero de 2003, localizada en el Municipio de Santa Cruz de Juventino Rosas, Estado de Guanajuato, con una superficie de 198.0000 hectáreas, inscrita bajo el número 354, a fojas 177, volumen 334 del Libro General de Concesiones Mineras del Registro Público de Minería; y

c)                                      “AMPLIACIÓN SANTIAGO DE COMPOSTELA” concesión minera con título 214.657, expedida el 26 de octubre de 2001, localizada en el Municipio de Santa Cruz de Juventino Rosas, Estado de Guanajuato, con una superficie de 41.9925 hectáreas, inscrita bajo el número 157, a fojas 79, volúmen 322 del Libro General de Concesiones Mineras del Registro Público de Minería;

Las  concesiones mineras a que se refieren esta declaración I.3 serán identificadas conjuntamente como los LOTES; incluyendo igualmente a la concesión minera que se describe en la declaración I.4 siguiente.

4.            Que el 22 de septiembre de 2014, la CEDENTE celebró Contratos de Exploración Minera y Autorización para uso de Superficie (en este Contrato identificado como el “EL CONTRATO EL MILAGRO “) respecto de los derechos derivados de la concesión minera que ampara al lote denominado: “EL deriving from the mining concession covering the lot: “CELAYA -01”, title 232724; “SANTIAGO DE COMPOSTELA”, title 219174; and, “AMPLIACIÓN SANTIAGO DE COMPOSTELA”, title 214657 with the following identification data:

a)                                     “CELAYA -01”, mining concession, title 232724, issued on October 15, 2008, located in the Municipalities of Comonfort, Celaya and Santa Cruz de Juventino Rosas, State of Guanajuato, with a surface of 5,566.7387 hectares, filed under number 224, page 112, volume 372 of the General Book of Mining Concessions of the Public Registry of Mining;

b)                                     “SANTIAGO DE COMPOSTELA”, mining concession, title 219174, issued on February 14, 2003, located in the Municipality of Santa Cruz de Juventino Rosas, State of Guanajuato, with a surface of 198.0000 hectares, filed under number 354, page 177, volume 334 of the General Book of Mining Concessions of the Public Registry of Mining; and,

c)                                      “AMPLIACIÓN SANTIAGO DE COMPOSTELA”, mining concession, title 214657, issued on October 26, 2001, located in the Municipality of Santa Cruz de Juventino Rosas, State of Guanajuato, with a surface of 41.9925 hectares, filed under number 157, page 79, volume 322 of the General Book of Mining Concessions of the Public Registry of Mining;

The mining concession referred to in this declaration I.3 shall be jointly identified as the LOTS; including as well the mining concession described in declaration I.4 below.

4 That on September 22, 2014, ASSIGNOR entered into Contracts of Mining Exploration and Authorization to use the Surface (in this Contract identified as the “EL MILAGRO CONTRACT”) on the rights derived from the mining concession covering the lots known as: “EL MILAGRO”, title 239753; with the

MILAGRO”, título 239753; cuyos datos de identificación son los siguientes:

a)                                     “EL MILAGRO”, concesión minera, título 239753, expedida el 15 de febrero de 2012, ubicada en el Municipio de Comonfort, Estado de Guanajuato, con una superficie de 400.0000 hectáreas, inscrito bajo el número 53, a fojas 27, volumen 392 de la Libro General de Concesiones Mineras del Registro Público de Minería

Que el CONTRATO EL MILAGRO se encuentra inscrito en el Registro Público de Minería bajo el número 127, a fojas 142 del volumen 37 del Libro de Actos, Contratos y Convenios Mineros

Que de acuerdo a lo establecido en el segundo párrafo de la Cláusula Octava del CONTRATO EL MILAGRO la CEDENTE está facultada para ceder los derechos y obligaciones derivados del mismo

4.1          Que el 25 de agosto de 2015, la CEDENTE celebró un Convenio Modificatorio respecto del CONTRATO EL MILAGRO (en este Contrato identificado como el “CONVENIO MODIFICATORIO AL CONTRATO EL MILAGRO”).

Que CONVENIO MODIFICATORIO AL CONTRATO EL MILAGRO está en proceso de ser inscrito en el Registro Público de Minería.

5.            Que a su leal saber y entender la CEDENTE se encuentra al corriente en el cumplimiento de la obligación de presentar ante la Dirección General de Minas comprobaciones de las obras y trabajos efectuados en los LOTES, así como del cumplimiento de las obligaciones del CONTRATO EL MILAGRO y del CONVENIO MODIFICATORIO AL CONTRATO EL MILAGRO.

6.            La  CEDENTE manifiesta que hasta esta fecha no ha recibido de la Dirección General de Minas oficio alguno mediante el cual se le requiera el pago de diferencias por concepto de derechos sobre minería derivado de las concesiones mineras que amparan a following identification data:

a)     “EL MILAGRO”, mining concession, title 239753, issued on February 15, 2012, located in the Municipality of Comonfort, State of Guanajuato, with a surface of 400.0000 hectares, filed under number 53, page 27, volume 392 of the General Book of Mining Concessions of the Public Registry of Mining;

That the EL MILAGRO CONTRACT is recorded with the Public Registry of Mining under number 127, page 142 of volume 37 of the Book of Mining Acts, Contracts and Agreements.

That the second paragraph of Clause Eighth of the EL MILAGRO CONTRACT states that ASSIGNOR is authorized to assign the rights and obligations derived from same.

4.1 That on August 25, 2015, ASSIGNOR entered into an Amendment Agreement to the EL MILAGRO CONTRACT (hereinafter identified as the “AMENDMENT AGREEMENT TO EL MILAGRO CONTRACT”).

That the AMENDMENT AGREEMENT TO EL MILAGRO CONTRACT is in process of being recorded with the Public Registry of Mining.

5.            That to the best of its knowledge, the ASSIGNOR is current in the compliance of the obligation consisting in filing before the General Direction of Mines, proof of assessment works carried out within the LOTS, as well as on the compliance of the obligations derived from the EL MILAGRO CONTRACT and of the AMENDMENT AGREEMENT TO EL MILAGRO CONTRACT.

6.            The ASSIGNOR declares that as of this date, same has not received from the General Direction of Mines any official communication whereby the authority requires the payment of any balance deriving from los LOTES.

7.            Que las mojoneras que precisan la ubicación del punto de partida de cada uno de los LOTES se encuentran en buen estado de conservación, fueron construidas en los términos de las leyes aplicables y conservadas en el mismo lugar previamente aprobado por las autoridades mineras.

8.            Que los derechos derivados de las concesiones mineras que amparan a los LOTES, del CONTRATO EL MILAGRO y del CONVENIO MODIFICATORIO AL CONTRATO EL MILAGRO se encuentran libres de toda carga, gravamen o limitación de dominio de cualquier naturaleza y que, a esta fecha, la CEDENTE no tiene celebrado ni celebrará contrato alguno distinto al contenido en este Contrato, ni ha ejecutado o ejecutará acto alguno respecto a los LOTES, que limite, en cualquier forma, los derechos que tiene sobre las concesiones mineras citadas, por lo que la CEDENTE garantiza la existencia, legitimidad y disponibilidad de sus derechos.

9.            Que con relación a las actividades mineras desarrolladas en el LOTE hasta esta fecha, la CEDENTE manifiesta que se encuentra en total cumplimiento con las leyes y reglamentos aplicables, incluyendo los relativos a asuntos de índole laboral, fiscal y ambiental; asimismo que, hasta donde es del conocimiento de la propia CEDENTE:

(i)                                    Las condiciones en las que se encuentran los LOTES y las operaciones llevadas a cabo en los mismos, están en total apego a las leyes aplicables en materia ambiental, incluyendo pero no limitándose a asuntos relacionados con el almacenamiento y eliminación de desechos;

(ii)                                 No existen órdenes o requerimientos vigentes relacionados con asuntos ambientales, por los que se solicite cualquier reparación, trabajo, construcción o gasto con respecto a los LOTES o a las operaciones relacionadas con los mismos, ni la CEDENTE ha recibido comunicado alguno relacionado con lo anterior, ni se encuentra al tanto de que exista base alguna para suponer que dichas órdenes o requerimientos pudieran ser emitidos.

(iii)          Las concesiones mineras que amparan a los

mining duties of the mining concessions covering the LOTS.

7.            That the landmarks indicating the location of the starting point of the LOTS, are well preserved, were built according to the applicable laws and are maintained in the same place previously approved by the mining authorities.

8.            That the rights derived from the mining concessions covering the LOTS, the EL MILAGRO CONTRACT and of the AMENDMENT AGREEMENT TO EL MILAGRO CONTRACT are free of any lien, encumbrance, charge or ownership limitation of any nature, and that to this date, the ASSIGNOR has not entered into any agreement other than this Contract, nor has it executed nor will it execute any act in relation with the LOTS that may limit, in any way whatsoever, the rights covering the aforementioned mining concessions, therefore the ASSIGNOR guarantees the existence, legitimacy and availability of the rights it has over the mining concessions covering the LOTS.

9.            That in relation with the mining activities carried out within the LOTS until this date, the ASSIGNOR represents that they are in total compliance with the applicable laws and regulations, including all labor, fiscal and environmental matters; likewise, that to the best of its knowledge:

(i)                                The condition of the LOTS in relation to the operations carried out within same are in total compliance with the applicable environmental laws and regulations, including but not limiting to all matters related with wastes storage and disposal;

(ii)                             There are no outstanding orders or requirements related with environmental matters for which any repair, work, construction or expense has been requested in relation with the LOTS, or the operations related with same, nor has the ASSIGNOR received any notice related with the

LOTES no se encuentran ubicada dentro de Áreas Naturales Protegidas ni Reserva Ambiental alguna, sea de carácter federal o estatal, ni la CEDENTE ha recibido comunicación alguna sobre la posible creación de una reserva de ese tipo sobre el área en donde se localizan los LOTES; lo anterior salvo por lo que respecta a la Área Natural Protegida Estatal denominada “Presa Neutla”, misma que es del conocimiento de la CESIONARIA.

10.          Que la CEDENTE, en este acto, desea celebrar con la CESIONARIA, Contrato de Cesión de todos los Derechos derivados de las concesiones mineras que amparan a los LOTES; así como los derechos y obligaciones derivados tanto del CONTRATO EL MILAGRO y del CONVENIO MODIFICATORIO AL CONTRATO EL MILAGRO.

II.           Declara la CESIONARIA por conducto de su representante:

1.            Que es una sociedad minera mexicana, constituida conforme a las leyes de los Estados Unidos Mexicanos, según consta en la escritura pública 9,207 de fecha 5 de diciembre de 2012, otorgada ante el Licenciado Guillermo Aarón Vigil Chapa, TITULAR de la Notaría Pública número 247 del Distrito Federal, inscrita en el Registro Público de Comercio de su domicilio social con el folio mercantil número 488137-1; igualmente, inscrita en el Registro Federal de Contribuyentes con la clave MAE-121205-V51 y que, de acuerdo con su objeto social, está capacitada para ser titular de concesiones mineras, así como para celebrar contratos que tengan por objeto derechos privados derivados de dichas concesiones.

2.            Que el representante de la CESIONARIA, tiene facultades suficientes para actuar en nombre y representación de ésta, obligándola en los términos de este Contrato, como consta en la escritura pública 9,207 de fecha 5 de diciembre de 2012, otorgada ante el Licenciado Guillermo Aaron Vigil Chapa, TITULAR de la Notaría Pública número 247 de la Ciudad de México; facultades que, a la fecha de firma de este documento, no le han sido revocadas, limitadas  o modificadas en forma alguna.

3.            Que la propia CESIONARIA conoce el estado legal que guardan las concesiones mineras que aforementioned, nor does it have any knowledge that there is any reason for which such order or requirement must be issued.

(iii)                           The mining concessions covering the LOTS are not located within any Protected Natural Areas or Environmental Reservation, either federal or state, nor has the ASSIGNOR received any information related to the possible creation of a reservation of this type within the area where the LOTS are located; the foregoing, not including the Local Natural Protected Area under the name of “Presa Neutla”, which is of the knowledge of the ASSIGNEE .

10.          That the ASSIGNOR hereby wishes to enter into, with the ASSIGNEE, this Contract of Assignment of Rights deriving from the mining concessions covering the LOTS, as well as the rights and obligations derived from EL MILAGRO CONTRACT and from the AMENDMENT AGREEMENT TO EL MILAGRO CONTRACT.

II.           The ASSIGNEE represents through its representative:

1.            That it is a Mexican mining company incorporated in accordance with the laws of the Mexican United States, as evidenced in pubic instrument 9,207 of December 5, 2012, granted before Mr. Guillermo Aaron Vigil Chapa, Notary Public number 247 in Mexico City, Federal District, filed in the Public Registry of Commerce of its legal domicile, mercantile folio number 488137-1; likewise in the taxpayers registry under number MAE-121205-V51, and that according with the company’s by-laws, it has legal capacity to hold mining concessions and to enter into any agreement thereto.

2.            That its legal representative has enough authority to act for and on behalf, and to bind the ASSIGNEE in terms of this Contract, as evidenced in public instrument number 9,207 of December 5, 2007, granted before Mr. Guillermo Aaron Vigil Chapa, Notary Public number 247 in Mexico City, Federal District; which authority, as of the date of execution of amparan los LOTES, el CONTRATO EL MILAGRO y el CONVENIO MODIFICATORIO AL CONTRATO EL MILAGRO, lo que incluye el Área Natural Protegida Estatal denominada “Presa Neutla”.

4.            Que dado que desea adquirir de la CEDENTE, todos los derechos y obligaciones que derivan de las concesiones mineras que amparan a los LOTES, así como todos los derechos y obligaciones que derivan del CONTRATO EL MILAGRO y el CONVENIO MODIFICATORIO AL CONTRATO EL MILAGRO, la CESIONARIA desea celebrar con el CEDENTE este Contrato con la finalidad de adquirir los mismos.

III.          Declaran la CEDENTE y la CESIONARIA por conducto de sus respectivos representantes:

1.            Que con fecha 8 de agosto de 2016 celebraron un Contrato de Exploración Minera, Promesa de Cesión de Derechos, Promesa de Constitución de Nueva Sociedad y de Celebración de Convenio entre Accionistas (en adelante el Contrato Original), mismo Contrato Original que se encuentra en trámite de inscripción en el Registro Público de Minería.

2.            Igualmente con fecha 31 de enero de 2018 modificaron el Contrato Original y celebraron un Primer Convenio Modificatorio (en adelante identificado como el Primer Convenio), mismo Primer Convenio que está actualmente en trámite de inscripción en el Registro Público de Minería.

3.            Que a la fecha de celebración de este Contrato de Cesión de Derechos, tanto la CEDENTE como la CESIONARIA se encuentran al corriente en el cumplimiento de todas y cada una de las obligaciones derivadas tanto del Contrato Original como del Primer Convenio, por lo que se otorgan el finiquito más amplio que en términos de las disposiciones aplicables respecto de dichas obligaciones y no se reservan acción alguna respecto del Contrato Original y del Primer Convenio.

4.            Que derivado del Contrato Original y del Primer Convenio, el cumplimiento de obligaciones derivadas de los LOTES ha sido responsabilidad exclusiva de la CESIONARIA, por lo que la CESIONARIA conoce y está de acuerdo en la situación que guardan las concesiones mineras que amparan a los LOTES, el CONTRATO EL MILAGRO y el CONVENIO MODIFICATORIO AL CONTRATO EL MILAGRO.

this document has not been revoked nor modified in any manner whatsoever.

3.            That the ASSIGNEE declares to know the legal status of the mining concessions that cover the LOTS, EL MILAGRO CONTRACT and the AMENDMENT AGREEMENT TO EL MILAGRO CONTRACT, which includes the Local Natural Protected Area “Presa Neutla”.

4.            Given that it wishes to acquire from the ASSIGNOR all of the rights and obligations deriving from the mining concession covering the LOTS, as well as all of the rights and obligations deriving from EL MILAGRO CONTRACT and from the AMENDMENT AGREEMENT TO EL MILAGRO CONTRACT the ASSIGNEE wishes to enter into this contract with the ASSIGNOR in order to acquire said rights.

III.          ASSIGNOR and ASSIGNEE declare through their respective representatives:

1.            That on August 8, 2016, they entered into a Contract of Mining Exploration, Promise of Assignment of Rights, Promise of Incorporation of a New Company and Execution of a Shareholders Agreement (hereinafter identified as the Original Contract), which Original Contract is in process of being recorded with the Public Registry of Mining.

2.            Likewise, on January 31, 2018, they amended the Original Contract and entered into a First Amendment Agreement (hereinafter identified as the First Amendment), which First Amendment is currently in process of being recorded with the Public Registry of Mining.

3.            That as of the date of the ratification of this Contract of Assignment of Rights, both, the ASSIGNOR and the ASSIGNEE are current in the compliance of each and all of the obligations derived from the Original Contract and of the First Amendment, reason why they grant the broadest release existing under the applicable laws with respect to such obligations and do not keep any right derived from such Original Contract and from the First Amendment.

4.            That derived from the Original Contract

5.            Que igualmente derivado del Contrato Original y del Primer Convenio la CEDENTE adquirió los derechos derivados de las concesiones mineras que amparan a los lotes: “SANTIAGO DE COMPOSTELA”, título 219174; y, “AMPLIACIÓN SANTIAGO DE COMPOSTELA”, título 214657, por lo que el contrato correspondiente se encuentra en trámite de inscripción en el Registro Público de Minería.

6.            Que en la fecha de ratificación de este Contrato de Cesión de Derechos se darán por terminados el Contrato Original y el Primer Convenio, a fin de que se inscriba este Contrato en el Registro Público de Minería.

Dadas las declaraciones anteriores, las partes convienen en las siguientes:

C L A U S U L A S

PRIMERA.          La CEDENTE, de acuerdo a los términos y condiciones establecidas en este Contrato, en este acto transmite a la CESIONARIA y la CESIONARIA adquiere, sin reserva ni limitación alguna, en términos del artículo 23 de la Ley Minera, la titularidad y todos los derechos que derivan de las concesiones mineras que amparan a los LOTES, así como la totalidad de los derechos y obligaciones derivados del CONTRATO EL MILAGRO y del CONVENIO MODIFICATORIO AL CONTRATO EL MILAGRO.

Esta cesión surtirá efectos en los términos de este Contrato y conforme a la Ley Minera y su Reglamento.

Las partes están de acuerdo en identificar la fecha de firma y ratificación de este Contrato ante Notario como “la Fecha Efectiva”.

SEGUNDA. La contraprestación que en este acto se paga a la CEDENTE, por la cesión de derechos objeto de este Contrato, es la cantidad total de $3’000,000.00 dls. (tres millones de dólares 00/100 moneda de los and from the First Amendment, the compliance of the obligations derived from the LOTS has been the exclusive responsibility of the ASSIGNEE, therefore ASSIGNEE is aware and agrees on the status of the mining concessions that cover the LOTS, EL MILAGRO CONTRACT and from the AMENDMENT AGREEMENT TO EL MILAGRO CONTRACT.

5.            Likewise, derived from the Original Contract and from the First Amendment, ASSIGNOR acquired the rights derived from the mining concessions that cover the lots: “SANTIAGO DE COMPOSTELA”, title 219174; and, “AMPLIACIÓN SANTIAGO DE COMPOSTELA”, title 214657, reason why the corresponding contract is in process of being recorded with the Public Registry of Mining.

6.            That on the date of ratification of this Contract of Assignment of Rights, the Original Contract and the First Amendment shall be terminated in order for this Contract to be recorded with the Public Registry of Mining.

Given the foregoing declarations, the parties agree to the following:

C L A U S E S

FIRST. The ASSIGNOR, on the terms and subject to the conditions set forth in this Contract, hereby transfers to the ASSIGNEE and the ASSIGNEE hereby acquires, without limitation of any nature whatsoever, in terms of article 23 of the Mining Law, the totality of the rights and obligations deriving from the mining concessions covering the LOTS, as well as all of the rights and obligations derived from EL MILAGRO CONTRACT and from the AMENDMENT AGREEMENT TO EL MILAGRO CONTRACT.

This Assignment of Rights is valid and effective in the terms of this Contract and in accordance with that provided in the Mining Law and its Regulations.

The parties agree to identify the date of execution and ratification of this Contract before a Notary as the “Effective Date”.

Estados Unidos de América), más el Impuesto al Valor Agregado (IVA) correspondiente, mismas cantidades que se pagan en la Fecha de Ratificación ante Notario de este Contrato por ambas partes.

En relación con lo anterior, la CEDENTE manifiesta haber recibido de la CESIONARIA, a su entera satisfacción las cantidades a que se refiere el párrafo que antecede, más el Impuesto al Valor Agregado correspondiente, por lo que en este mismo acto otorga a la CESIONARIA el finiquito más amplio que en derecho proceda respecto de dichas cantidades, expidiendo al efecto el recibo correspondiente, en términos de las disposiciones fiscales aplicables.

TERCERA.                            A partir de la fecha de ratificación ante Notario de este Contrato de Cesión de Derechos, la CESIONARIA será responsable de hacer frente a cualquier obligación, contingencia o requerimiento que derive de las actividades que se desarrollen en las concesiones mineras que amparan a los LOTES.

Asimismo, a partir de la fecha de celebración de este Contrato de Cesión de Derechos, la CESIONARIA será responsable de dar cumplimiento a las obligaciones que derivan de los títulos de concesión minera que amparan a los LOTES así como del cumplimiento de la totalidad de las obligaciones derivados del CONTRATO EL MILAGRO y del CONVENIO MODIFICATORIO AL CONTRATO EL MILAGRO, así como del cumplimiento de las disposiciones relacionadas con el Área Natural Protegida Estatal denominada “Presa Neutla”.

CUARTA.                                     A partir de la fecha de ratificación ante Notario de este Contrato de Cesión de Derechos, la CESIONARIA y la CEDENTE dan por definitivamente terminados el Contrato Original y el Convenio Modificatorio, otorgándose el finiquito más amplio que en derecho proceda en términos de ley, sin reservarse acción alguna y liberando a la otra parte de cualquier responsabilidad que pudiese derivar de dichos documentos.

Asimismo, ambas partes cooperaran estrechamente a fin de que la inscripción del Contrato Original y el Convenio Modificatorio sea cancelada en el Registro Público de Minería.

SECOND. The consideration that is hereby paid to the ASSIGNOR for the assignment of rights under this Contract, is the amount of US$3’000,000.00 (three million dollars 00/100 currency of the United States of America), plus the corresponding Value Added Tax (VAT), which amounts are paid upon the date of Ratification of this Contract by both parties.

With respect to that mentioned above, the ASSIGNOR acknowledges having received from the ASSIGNEE the amounts referred to in the preceding paragraph, plus the corresponding Value Added Tax, reason why, it hereby grants to the ASSIGNEE the broadest discharge with respect to said amounts, issuing for such purpose the corresponding invoice, in the accordance with the applicable legal provisions.

THIRD.  As from the ratification before a Notary of this Contract of Assignment of Rights, the ASSIGNEE shall be responsible for complying with any obligation, contingency or requirement which may result from the activities carried out within the LOTS.

Likewise, as from the date of execution of this Contract of Assignment of Rights, the ASSIGNEE shall comply with each and all obligations deriving from the title of mining concessions covering the LOTS as well as the compliance of all of the obligations derived from the EL MILAGRO CONTRACT and from the AMENDMENT AGREEMENT TO EL MILAGRO CONTRACT, as well as the compliance of the applicable provisions related to the Local Natural Protected Area under the name of “Presa Neutla”.

FOURTH.  As from the date of ratification before a Notary of this Contract of Assignment of Rights, ASSIGNOR and ASSIGNEE definitively terminate the Original Contract and the First Amendment, granting the fullest discharge in terms of law, not keeping any action and releasing the other party from any responsibility that could derive from such documents.

Likewise, both parties shall fully cooperate in order for the registration of the Original Contract and First Amendment to be cancelled

QUINTA.                                        La CEDENTE se compromete a concluir la inscripción de los contratos por los cuales adquirió la titularidad de los derechos derivados de las concesiones mineras que amparan a los lotes: “SANTIAGO DE COMPOSTELA”, título 219174; y, “AMPLIACIÓN SANTIAGO DE COMPOSTELA”, título 214657, así como de mantener informada a la CESIONARIA de las gestiones que realice.

Igualmente la CEDENTE se compromete a informar al titular de los derechos derivados de la concesión minera que ampara al lote: “EL MILAGRO “, título 239753, respecto de la cesión de los derechos y obligaciones derivados del CONTRATO EL MILAGRO y del CONVENIO MODIFICATORIO AL CONTRATO EL MILAGRO, así como de mantener informada a la CESIONARIA de las gestiones que realice.

SEXTA.                                               Las partes ratifican el contenido y firmas de este Contrato ante Notario y, para los fines señalados en el primer párrafo del artículo 23 de la Ley Minera, la CESIONARIA se obliga expresamente a solicitar la inscripción del mismo en el Registro Público de Minería, en los términos de las disposiciones legales aplicables.

SEPTIMA.                                Moneda de Pago e IVA. Todas las cantidades referidas a dólares en este Contrato, se entienden en dólares de los Estados Unidos de América y la CESIONARIA podrá cubrir tales cantidades en dicha moneda, o bien, su equivalente en moneda nacional a la fecha de pago; asimismo, a las cantidades que deban ser cubiertas conforme a este Contrato por la CESIONARIA, se les agregará el Impuesto al Valor Agregado (IVA) correspondiente a cada pago.

OCTAVA. Lugar de Pago.         En este acto la CEDENTE señala como lugar de pago el domicilio ubicado en Calle Río Tamesis No. 2505, Col. Las Magdalenas, Torreon, Coahuila, México, C.P. 27010

En este mismo sentido, la CEDENTE autoriza a la CESIONARIA a depositar los pagos derivados de este documento, directamente en la cuenta número        , abierta a nombre de Minera de Cordilleras, S. de R.L. de C.V. en la institución bancaria         , Sucursal           y con Clave Interbancaria:                .

with the Public Registry of Mining.

FIFTH. ASSIGNOR commits itself to conclude the registration of the Contracts whereby it acquired the rights derived from the mining concessions covering the lots: “SANTIAGO DE COMPOSTELA”, title 219174; and, “AMPLIACIÓN SANTIAGO DE COMPOSTELA”, title 214657, as well as to keep the ASSIGNEE fully informed on the procedures it shall follow.

Likewise, the ASSIGNOR commits itself to inform the holder of the rights derived from the mining concession covering the lot: “EL MILAGRO”, title 239753, on the assignment of the rights and obligations derived from the EL MILAGRO CONTRACT and from the AMENDMENT AGREEMENT TO EL MILAGRO CONTRACT, as well as to keep the ASSIGNEE fully informed on the procedures it shall follow.

SIXTH.  The parties ratify before a Notary the content and signatures of this Contract and, for the purposes mentioned in the first paragraph of article 23 of the Mining Law, the ASSIGNEE expressly obligates itself to request the registration of this Contract with the Public Registry of Mining in terms of the applicable legal provisions.

SEVENTH.                             Currency and VAT.                              All the amounts referred to in dollars in this Agreement, are understood in dollars of the United States of America and the ASSIGNEE may pay said amounts in said currency or, in its equivalent in Mexican currency on the date of payment; likewise to all of the amounts that according to this Agreement must be paid by ASSIGNEE, the corresponding Value Added Tax (VAT) shall be included.

OCTAVA.                                    Place of Payment.                                       In this act the ASSIGNOR indicates the place of payment at the address located at Calle Río Tamesis No. 2505, Col. Las Magdalenas, Torreon, Coahuila, México, C.P. 27010.

In this regard, the ASSIGNOR authorizes the ASSIGNEE to deposit payments under this document directly to the account number            , opened in the name of Minera

NOVENA.                                    Caso Fortuito o Fuerza Mayor.            Queda expresamente convenido que la las partes no serán responsables por la demora o incumplimiento total o parcial, de sus obligaciones al amparo de este Contrato, cuando dicha demora o incumplimiento provenga o resulte de caso fortuito o fuerza mayor, esto es, de hechos o acontecimientos de la naturaleza o del hombre que sean imprevisibles o que, aun cuando puedan preverse, no puedan evitarse por las partes.

En caso de que se presente algún supuesto que dé lugar al caso fortuito o a la fuerza mayor, la parte afectada por dicho caso fortuito o fuerza mayor deberá notificarlo a la otra parte dentro de un término de 30 días naturales, contados a partir de la fecha en que la parte afectada por el caso fortuito o fuerza mayor haya tenido conocimiento del suceso.

Si el caso fortuito o la fuerza mayor se mantienen por más de 30 (treinta) días naturales, la vigencia de este Contrato o pagos conforme a este Contrato, se extenderán por un plazo igual al de la duración del caso fortuito o la fuerza mayor, en forma consistente.

DECIMA.                                      Gastos, Honorarios e Impuestos.      Todos los gastos, honorarios y derechos que se causen con motivo del otorgamiento de este Contrato serán por cuenta de la CESIONARIA.

Lo anterior, salvo por lo que se refiere a los honorarios y gastos en que incurra la CEDENTE por concepto de asesoría legal o de cualquier otra índole, y el Impuesto Sobre la Renta a cargo de la CEDENTE, quien se obliga a expedir la factura correspondiente y que deberá reunir todos los requisitos fiscales, en los términos de las disposiciones legales que resulten aplicables.

Asimismo, la CEDENTE se compromete a dar cumplimiento con todas las obligaciones que le impone las leyes fiscales vigentes, en virtud de haber manifestado a la CESIONARIA estar inscrita en el Registro Federal de Contribuyentes bajo la clave MCO-941109-LQ2.

Conforme a los términos de la Ley del Impuesto al Valor Agregado, por el pago que reciba la CEDENTE, ésta trasladará y desglosará en forma expresa el Impuesto al Valor Agregado correspondiente, conforme a los artículos aplicables de la Ley citada, así como aplicables del Código Fiscal de la Federación.

de Cordilleras, S. de R.L. de C.V. in the bank              , Branch           , Clave Interbancaria                .

NINTH.  Force majeure or Acts of God.                 It is expressly agreed that the parties shall not be liable for the delay whether total or partial non-fulfillment of its obligations under this Contract, when such delay or non-fulfillment results from acts of God or force majeure, that is, by nature or man caused facts or events which are unpredictable or, even if they may be, cannot be avoided by the parties.

In the event some situation occurs causing the acts of God or force majeure, the party affected due to acts of God or force majeure shall notify it to the other party within a term of 30 (thirty) calendar days, counted as of the date in which the affected party on the acts of God or force majeure is aware of the event.

If the act of God or the force majeure continues for over 30 (thirty) calendar days, the term of this Agreement and the term to perform any payment in accordance to this Agreement shall be extended for a term which duration is equal to the acts of God or the force majeure in a consisting manner.

TENTH. Expenses, Fees and Taxes.  All the expenses, fees and taxes caused as a consequence of the execution of this Agreement shall be borne by the ASSIGNEE.

The foregoing except for the legal fees or any other expenses incurred by the ASSIGNOR and the Income Tax of the ASSIGNOR, who is responsible of issuing the respective invoice on the amount received by it and which shall meet with all the tax requirements in terms of the applicable legal provisions.

Likewise, the ASSIGNOR, has the obligation to comply with each and all of the obligations imposed by the applicable tax provisions given it declared to the ASSIGNEE be registered with the Federal Taxpayers’ Registry under number MCO-941109-LQ2.

Pursuant to the provisions of the Value Added Tax Law, for the payment that the ASSIGNOR has received, it shall transfer and separate in

DÉCIMA PRIMERA.                     Las partes acuerdan que la CEDENTE será responsable del saneamiento para el caso de evicción hasta por un monto igual al precio señalado en la Cláusula Segunda de este Contrato de Cesión de Derechos.

DECIMA SEGUNDA.                    Comunicaciones.                                             Todas las comunicaciones que se hagan las partes conforme a este Contrato serán por escrito, entregadas en sus domicilios en forma fehaciente o por medio de facsímile contraseñado y, al efecto, las partes señalan los siguientes domicilios:

LA CEDENTE:

MINERA DE CORDILLERAS, S. DE R.L. DE C.V.

Calle Río Tamesis No. 2505

Col. Las Magdalenas

Torreon, Coahuila, México

C.P. 27010

At’n. Sr. Jorge Emilio García Nava

Tel.

E-mail:

Con copia para:

Warren Rehn

President and Chief Executive Officer

Golden Minerals Company

350 Indiana Street

Suite 800

Golden, CO 80401

USA

Tel:

LA CESIONARIA:

MINERA ADULARIA EXPLORACIÓN, S. DE R.L. DE C.V.

c/o VHG Servicios Legales, S.C.

AV. Paseo de Las Palmas 755, Desp. 902

Col. Lomas De Chapultepec

11000, Mexico, D.F.

At’n. Mr. Alberto Mauricio Vázquez Sánchez

Tel.

E-mail:

Con copia para

Peter H. Cheesbrough

President, Exploration Division

The Electrum Group LLC

1660 Lincoln Street

Suite 2750

Denver, CO 80264

Tel.

an express manner, the amount corresponding to the Value Added Tax, pursuant to the applicable articles of the abovementioned Law, as well as those applicable articles of the Fiscal Code of the Federation.

ELEVENTH. The parties agree that the ASSIGNOR shall be liable for reparation indemnity in case of eviction up to the same amount of the consideration established in Clause Second of this Contract of Assignment of Rights.

TWELFTH.                        Communications.                                          All communications to be made among the parties pursuant to this Agreement shall be in writing, delivered at their domiciles; and, for such purpose, the parties designate the following domiciles:

THE ASSIGNOR:

MINERA DE CORDILLERAS, S. DE R.L. DE C.V.

Calle Rio Tamesis, No. 2505

Col. Las Magdalenas

Torreon, Coahuila, Mexico

C.P. 27010

Attn. Mr. Jorge Emilio García Nava

Phone

E-mail:

With a copy to:

Warren Rehn

President and Chief Executive Officer

Golden Minerals Company

350 Indiana Street

Suite 800

Golden, CO 80401

USA

Phone:

THE ASSIGNEE:

MINERA ADULARIA EXPLORACIÓN, S. DE R.L. DE C.V.

c/o VHG Servicios Legales, S.C.

AV. Paseo de Las Palmas 755, Desp. 902

Col. Lomas De Chapultepec

11000, Mexico, D.F.

Attn. Mr. Alberto Mauricio Vázquez Sánchez

Phone

E-mail:

Cualquier cambio de domicilio o de representante se comunicará por escrito, entregado en forma fehaciente. No obstante lo anterior, si cualquiera de las partes omite notificar a la otra de cualquier cambio de domicilio, se entenderá que las notificaciones efectuadas en el último domicilio señalado serán plenamente válidas y surtirán todos sus efectos.

DECIMA TERCERA.                   Ausencia de Lesión.                              Las partes, no obstante la naturaleza de este documento, declaran expresamente que en las convenciones objeto del mismo no existe lesión y, aún cuando la hubiese, renuncian expresamente al derecho de pedir la nulidad relativa de que tratan los artículos 2228 y 2239 del Código Civil para el Distrito Federal y sus correlativos del Código Civil Federal.

DECIMA CUARTA.                            Leyes Aplicables y Jurisdicción.                                               Este contrato que se celebra en términos del artículo 78 del Código de Comercio es de naturaleza mercantil, por lo que, para lo que no esté expresamente aquí pactado y para la interpretación y cumplimiento del mismo se aplicará la Ley Minera, su Reglamento y el Código de Comercio, así como, en su carácter de supletorio, el Código Civil Federal, para lo no previsto en los primeros.

Todas las desavenencias que deriven, resulten, o se relacionen con este Contrato, serán resueltas definitivamente ante los tribunales competentes de la Ciudad de México, renunciando a cualquier jurisdicción que pudiese corresponderles en razón de sus actuales o futuros domicilios o por cualquier otra causa.

DECIMA QUINTA.                               Encabezados.                 Las partes reconocen que los encabezados de las Cláusulas, apartados, puntos y secciones en que se divide este Contrato, se han puesto únicamente para facilitar la lectura de este documento, por tanto, dichos encabezados carecen de cualquier valor interpretativo o vinculativo.

DECIMA SEXTA. Idioma. El presente Contrato se celebra en inglés y en español. En caso de cualquier discrepancia, prevalecerá la versión en español.

With a copy to

Peter H. Cheesbrough

President, Exploration Division

The Electrum Group LLC

1660 Lincoln Street

Suite 2750

Denver, CO 80264

Tel.

Any change of address or representative shall be communicated in writing and delivered conclusively. Notwithstanding the foregoing, if any of the parties fails to notify the other of any change of address, it is understood that the notifications made to the last domicile pointed out will be fully valid.

THIRTEENTH.   Absence of Injury.                                      Notwithstanding the nature of this document, the parties expressly declare that no injury derives from the covenants contained in this document and, even in case it might exist, they expressly waive the right to request the relative nullity referred to in articles 2228 and 2239 of the Civil Code for the Federal District, the corresponding articles of the Federal Civil Code.

FOURTEENTH.                                               Applicable Laws and Jurisdiction.  This Agreement which is entered into in terms of article 78 of the Commerce Code, are of a mercantile nature; therefore, for all that not expressly agreed upon herein and for the interpretation of and compliance with same, the Mining Law, its Regulations and the Commerce Code shall apply, and for all that is not mentioned in the abovementioned laws and regulations, the Federal Civil Code.

All disputes arising from and/or in connection with this Agreement shall be definitively settled by the courts of Mexico City, resigning to any jurisdiction that may correspond to them by virtue of their current or future domiciles or because of any other reason.

FIFTEENTH.               Headings.                                      The parties acknowledge that the headings of the clauses, sections and paragraphs that divide this Contract will not be deemed as part of these Agreements but will be regarded as having been used for convenience only.

Leído que fue por las partes este documento, lo ratifican en todos sus términos y firman para debida constancia el 30 de agosto de 2018, en la Ciudad de México.

SIXTEENTH. Language. This Agreement is executed in both English and its translation into Spanish.  In case of discrepancy, the Spanish version will prevail.

Having read this Contract by both parties, they ratify same in all of its terms and execute in the terms hereto, the ASSIGNOR on August 30, 2018 in Mexico City.

LA CEDENTE	THE ASSIGNOR
MINERA DE CORDILLERAS,	MINERA DE CORDILLERAS,
S. DE R.L. DE C.V.	S. DE R.L. DE C.V.

/s/ Miguel García Fernández	/s/ Miguel García Fernández
Miguel García Fernández	Miguel García Fernández
REPRESENTANTE LEGAL	LEGAL REPRESENTATIVE

LA CESIONARIA	THE ASSIGNEE
MINERA ADULARIA EXPLORACIÓN,	MINERA ADULARIA EXPLORACIÓN,
S. DE R.L. DE C.V.	S. DE R.L. DE C.V.

/s/ Alberto Mauricio Vázquez Sánchez	/s/ Alberto Mauricio Vázquez Sánchez
Alberto Mauricio Vázquez Sánchez	Alberto Mauricio Vázquez Sánchez
REPRESENTANTE LEGAL	LEGAL REPRESENTATIVE